UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 10, 2014

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3097 Satellite Boulevard

Duluth, Georgia 30096

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On January 10, 2014, NCR Corporation (“NCR”), through its indirect wholly owned subsidiary, Delivery Acquisition Corporation (“Merger Sub”), consummated its acquisition (the “Acquisition”) of Fandango Holdings Corporation (“Fandango”), pursuant to the previously announced Agreement and Plan of Merger (the “Agreement”), dated December 2, 2013, by and among NCR, Merger Sub, and Fandango.

In connection with the offering by NCR Escrow Corp. (“NCR Escrow Corp”), a wholly owned subsidiary of NCR, of $400 million aggregate principal amount of 5.875% senior notes due 2021 (the “2021 Notes”) and $700 million aggregate principal amount of 6.375% senior notes due 2023 (the “2023 Notes,” and, together with the 2021 Notes, the “Notes”), which closed on December 19, 2013, NCR, NCR International, Inc. (the “Subsidiary Guarantor”), and U.S. Bank National Association, as trustee, have entered into a first supplemental indenture to the indenture governing the 2021 Notes and a first supplemental indenture to the indenture governing the 2023 Notes (each a “Supplemental Indenture” and, collectively the “Supplemental Indentures”), each dated January 10, 2014.

Upon consummation of the Acquisition, (1) NCR Escrow Corp merged with and into NCR, with NCR continuing as the surviving corporation, (2) NCR assumed all of NCR Escrow Corp’s obligations under the Notes and the indentures governing the Notes and (3) the net proceeds from the offering were released from the escrow account to pay for the Acquisition.

The Notes are the senior unsecured obligations of NCR and are guaranteed by the Subsidiary Guarantor.

The foregoing does not purport to be a complete description of the Supplemental Indentures and is qualified in its entirety by reference to the Supplemental Indentures. The Supplemental Indentures are filed hereto as Exhibit 4.1 for the Supplemental Indenture related to the 2021 Notes and as Exhibit 4.2 for the Supplemental Indenture related to the 2023 Notes. Each Supplemental Indenture is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above in Item 1.01, on January 10, 2014, NCR consummated the Acquisition. Pursuant and subject to the terms of the Agreement, the aggregate consideration paid in the Acquisition was $1.65 billion. As a result of the Acquisition, Fandango and its subsidiary, Digital Insight Corporation, became indirect wholly owned subsidiaries of NCR.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures of the material terms and conditions of the Notes and the Supplemental Indentures contained in Item 1.01 above are hereby incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On January 10, 2014, NCR issued a press release to announce the completion of the Acquisition. The press release is attached hereto as Exhibit 99.1 and is incorporated herein in its entirety by reference.

The information furnished in this Item 7.01, including the press release attached hereto as Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired:

The financial statements required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information:

The pro forma financial information required to be filed under this Item 9 shall be filed by an amendment to this Form 8-K not later than 71 days after the date this Current Report on Form 8-K is required to be filed.

(d)	Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 2, 2013, by and among NCR Corporation, Delivery Acquisition Corporation, Fandango Holdings Corporation and Thoma Bravo, LLC as the Stockholder Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by NCR on December 3, 2013).

4.1	First Supplemental Indenture relating to the 2021 Notes, dated January 10, 2014, among NCR Corporation, NCR International, Inc. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture relating to the 2023 Notes, dated January 10, 2014, among NCR Corporation, NCR International, Inc. and U.S. Bank National Association, as trustee.

99.1	Press Release issued on January 10, 2014.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Corporation

By:	/s/ Robert P. Fishman
Robert P. Fishman
Senior Vice President and Chief Financial Officer

Date: January 10, 2014

Index to Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 2, 2013, by and among NCR Corporation, Delivery Acquisition Corporation, Fandango Holdings Corporation and Thoma Bravo, LLC as the Stockholder Representative (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by NCR on December 3, 2013).

4.1	First Supplemental Indenture relating to the 2021 Notes, dated January 10, 2014, among NCR Corporation, NCR International, Inc. and U.S. Bank National Association, as trustee.

4.2	First Supplemental Indenture relating to the 2023 Notes, dated January 10, 2014, among NCR Corporation, NCR International, Inc. and U.S. Bank National Association, as trustee.

99.1	Press Release issued on January 10, 2014.